Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-10 of Almaden Minerals Ltd. (File No. 333-252171) of our report dated March 26, 2021, relating to the consolidated financial statements of Almaden Minerals Ltd., for the years ended December 31, 2020, 2019 and 2018.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 26, 2021